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                                                                    EXHIBIT 23.5

                          Batchelder & Partners, Inc.
                        11975 El Camino Real, Suite 300
                          San Diego, California 92130

                               February 1, 2000


Board of Directors
PalEx, Inc.
6829 Flintlock Road
Houston, Texas 77040

Gentlemen:

      We hereby consent to the inclusion in the Registration Statement of IFCO Systems N.V. on Form F-4, of our opinion letter appearing as Appendix B to the proxy statement/prospectus that is part of the Registration Statement and to the references to our firm name therein. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                Very truly yours,

                                Batchelder & Partners, Inc.


                                By: /s/ Ralph V. Whitworth
                                   -----------------------
                                   Ralph V. Whitworth
                                   Partner